Exhibit 99.2

Results Revised for Discontinued Operations

On August 1, 2017, HD Supply Holdings, Inc. (the “Company” or “HD Supply”), HD Supply, Inc.’s indirect parent company, announced the completion of the sale of its Waterworks business, a provider of water and wastewater transmission products in the non-residential and residential markets, to Clayton, Dubilier & Rice.

In accordance with Accounting Standards Codification 205-20, “Discontinued Operations,” the results of the Waterworks business will be reflected as a discontinued operation beginning in the second quarter of fiscal 2017. The presentation of discontinued operations includes revenue and expenses of the discontinued operations, net of tax, as one line item on the Consolidated Statements of Operations for all periods presented.

The following tables present HD Supply’s quarterly results of operations for the first quarter of fiscal 2017, fiscal 2016, and fiscal 2015, revised to reflect the Waterworks operations as discontinued operations. These financial statements also include the previous revisions reflecting Interior Solutions and Power Solutions as discontinued operations, as noted in our Fiscal 2016 Form 10-K.

HD SUPPLY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

Amounts in millions, except share and per share data, Unaudited

Q1-2017
Net sales	$1,216
Cost of sales	732
Gross profit	484
Operating expenses:
Selling, general and administrative	334
Depreciation and amortization	21
Total operating expenses	355
Operating income	129
Interest expense	49
Loss on extinguishment & modification of debt	3
Income from continuing operations before provision for income taxes	77
Provision for income taxes	19
Income from continuing operations	58
Income from discontinued operations, net of tax	27
Net income	$85

Weighted Average Common Shares Outstanding (thousands)
Basic	200,708
Diluted	203,017
Basic Earnings Per Share(1):
Income from continuing operations	$0.29
Income from discontinued operations	0.13
Net income	$0.42
Diluted Earnings Per Share(1):
Income from continuing operations	$0.29
Income from discontinued operations	0.13
Net income (loss)	$0.42
Non-GAAP financial data:
Adjusted EBITDA	$157
Adjusted Net Income	$80
Weighted Average Common Shares Outstanding (thousands)
Basic	200,708
Diluted	203,017
Adjusted Net income per share - Basic	$0.40
Adjusted Net income per share - Diluted	$0.39

(1)         May not foot due to rounding.

	Q1-16	Q2-16	Q3-16	Q4-16	Fiscal 2016
Net sales	$1,176	$1,283	$1,275	$1,085	$4,819
Cost of sales	707	770	763	654	2,894
Gross profit	469	513	512	431	1,925
Operating expenses:
Selling, general and administrative	308	317	329	315	1,269
Depreciation and amortization	21	21	21	21	84
Restructuring	7	4	3	(7)	7
Total operating expenses	336	342	353	329	1,360
Operating income	133	171	159	102	565
Interest expense	85	69	65	50	269
Loss on extinguishment & modification of debt	115	—	59	5	179
Income (loss) from continuing operations before provision for income taxes	(67)	102	35	47	117
Provision (benefit) for income taxes	(26)	41	15	21	51
Income (loss) from continuing operations	(41)	61	20	26	66
Income from discontinued operations, net of tax	27	37	40	26	130
Net income (loss)	$(14)	$98	$60	$52	$196

Weighted Average Common Shares Outstanding (thousands)
Basic	198,808	199,250	199,593	199,888	199,385
Diluted	198,808	201,978	202,007	202,587	202,000
Basic Earnings Per Share(1):
Income (loss) from continuing operations	$(0.21)	$0.31	$0.10	$0.13	$0.33
Income from discontinued operations	0.14	0.19	0.20	0.13	0.65
Net income (loss)	$(0.07)	$0.49	$0.30	$0.26	$0.98
Diluted Earnings Per Share(1):
Income (loss) from continuing operations	$(0.21)	$0.30	$0.10	$0.13	$0.33
Income (loss) from discontinued operations	0.14	0.18	0.20	0.13	0.64
Net income (loss)	$(0.07)	$0.49	$0.30	$0.26	$0.97
Non-GAAP financial data:
Adjusted EBITDA	$167	$203	$188	$122	$680
Adjusted Net Income	$57	$104	$94	$47	$302
Weighted Average Common Shares Outstanding (thousands)
Basic	198,808	199,250	199,593	199,888	199,385
Diluted	201,231	201,978	202,007	202,587	202,000
Adjusted Net income per share - Basic	$0.29	$0.52	$0.47	$0.24	$1.51
Adjusted Net income per share - Diluted	$0.28	$0.51	$0.47	$0.23	$1.50

(1)         May not foot due to rounding.

	Q1-15	Q2-15	Q3-15	Q4-15	Fiscal 2015
Net sales	$1,090	$1,236	$1,238	$1,051	$4,615
Cost of sales	660	745	754	642	2,801
Gross profit	430	491	484	409	1,814
Operating expenses:
Selling, general and administrative	292	305	297	290	1,184
Depreciation and amortization	24	25	24	24	97
Restructuring	—	—	3	5	8
Total operating expenses	316	330	324	319	1,289
Operating income	114	161	160	90	525
Interest expense	106	106	99	83	394
Loss on extinguishment & modification of debt	—	—	100	—	100
Other (income) expense, net	—	1	—	—	1
Income (loss) from continuing operations before provision for income taxes	8	54	(39)	7	30
Provision (benefit) for income taxes	(188)	8	7	(997)	(1,170)
Income (loss) from continuing operations	196	46	(46)	1,004	1,200
Income (loss) from discontinued operations, net of tax	46	63	296	(133)	272
Net income	$242	$109	$250	$871	$1,472

Weighted Average Common Shares Outstanding (thousands)
Basic	195,347	196,893	197,529	198,276	197,011
Diluted	200,716	201,809	197,529	201,156	201,308
Basic Earnings Per Share(1):
Income (loss) from continuing operations	$1.00	$0.23	$(0.23)	$5.06	$6.09
Income (loss) from discontinued operations	0.24	0.32	1.50	(0.67)	1.38
Net income	$1.24	$0.55	$1.27	$4.39	$7.47
Diluted Earnings Per Share(1):
Income (loss) from continuing operations	$0.98	$0.23	$(0.23)	$4.99	$5.96
Income (loss) from discontinued operations	0.23	0.31	1.50	(0.66)	1.35
Net income	$1.21	$0.54	$1.27	$4.33	$7.31
Non-GAAP financial data:
Adjusted EBITDA	$144	$191	$193	$122	$650
Adjusted Net Income	$8	$52	$62	$13	$135
Weighted Average Common Shares Outstanding (thousands)
Basic	195,347	196,893	197,529	198,276	197,011
Diluted	200,716	201,809	201,546	201,156	201,308
Adjusted Net income per share - Basic	$0.04	$0.26	$0.31	$0.07	$0.69
Adjusted Net income per share - Diluted	$0.04	$0.26	$0.31	$0.06	$0.67

(1)         May not foot due to rounding.

Reconciliation of Non-GAAP Measures

Adjusted EBITDA and Adjusted net income are not recognized terms under GAAP and do not purport to be alternatives to Net income (loss) as a measure of operating performance. We present Adjusted EBITDA and Adjusted net income because each is a primary measure used by management to evaluate operating performance. In addition, we present Adjusted net income to measure our overall profitability as we believe it is an important measure of our performance. We believe the presentation of Adjusted EBITDA and Adjusted net income enhances investors’ overall understanding of the financial performance of our business.

Adjusted EBITDA is based on “Consolidated EBITDA,” a measure which is defined in our senior credit facilities and used in calculating financial ratios in several material debt covenants. Adjusted EBITDA is defined as Net income (loss) less Income (loss) from discontinued operations, net of tax, plus (i) Interest expense and Interest income, net, (ii) Provision (benefit) for income taxes, (iii) depreciation and amortization and further adjusted to exclude loss on extinguishment of debt, non-cash items and certain other adjustments to Consolidated Net Income permitted in calculating Consolidated EBITDA under our senior credit facilities.

Adjusted net income is defined as Net income (loss) less Income (loss) from discontinued operations, net of tax, further adjusted for loss on extinguishment of debt, certain non-cash, non-recurring or unusual items, net of tax.

We compensate for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, our presentation of Adjusted EBITDA and Adjusted net income may not be comparable to other similarly titled measures of other companies.

Adjusted EBITDA and Adjusted net income have limitations as analytical tools and should not be considered in isolation or as substitutes for analyzing our results as reported under GAAP. Some of these limitations are:

•                       Adjusted EBITDA and Adjusted net income do not reflect changes in, or cash requirements for, our working capital needs;

•                       Adjusted EBITDA does not reflect our interest expense, or the requirements necessary to service interest or principal payments on our debt;

•                       Adjusted EBITDA does not reflect our income tax expenses or the cash requirements to pay our taxes;

•                       Adjusted EBITDA and Adjusted net income do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments; and although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

Adjusted EBITDA

The following tables present a reconciliation of Net income (loss) and Income (loss) from continuing operations, the most directly comparable financial measures under GAAP, revised to reflect the Waterworks operations as discontinued operations for all periods presented, to Adjusted EBITDA for the first quarter of fiscal 2017 and quarterly results for fiscal 2016 and fiscal 2015 (amounts in millions):

Q1-2017
Net income	$85
Less income from discontinued operations, net of tax	27
Income from continuing operations	58
Interest expense, net	49
Provision for income taxes (i)	19
Depreciation and amortization (ii)	22
Stock-based compensation	6
Restructuring charges (iii)	—
Loss on extinguishment of debt (iv)	3
Costs related to public offerings (v)	—
Other	—
Adjusted EBITDA	$157

	Q1-16	Q2-16	Q3-16	Q4-16	Fiscal 2016
Net income (loss)	$(14)	$98	$60	$52	$196
Less income from discontinued operations, net of tax	27	37	40	26	130
Income (loss) from continuing operations	(41)	61	20	26	66
Interest expense, net	85	69	65	50	269
Provision (benefit) for income taxes (i)	(26)	41	15	21	51
Depreciation and amortization (ii)	21	23	22	22	88
Stock-based compensation	6	5	4	5	20
Restructuring charges (iii)	7	4	3	(7)	7
Loss on extinguishment & modification of debt (iv)	115	—	59	5	179
Costs related to public offerings (v)	—	—	—	—	—
Other	—	—	—	—	—
Adjusted EBITDA	$167	$203	$188	$122	$680

	Q1-15	Q2-15	Q3-15	Q4-15	Fiscal 2015
Net income	$242	$109	$250	$871	$1,472
Less income (loss) from discontinued operations, net of tax	46	63	296	(133)	272
Income (loss) from continuing operations	196	46	(46)	1,004	1,200
Interest expense, net	106	106	99	83	394
Provision (benefit) for income taxes (i)	(188)	8	7	(997)	(1,170)
Depreciation and amortization (ii)	25	26	25	24	100
Stock-based compensation	5	5	4	2	16
Restructuring charges (iii)	—	—	3	5	8
Loss on extinguishment & modification of debt (iv)	—	—	100	—	100
Costs related to public offerings (v)	—	1	—	—	1
Other	—	(1)	1	1	1
Adjusted EBITDA	$144	$191	$193	$122	$650

(i)                                     During fiscal 2015, the company recorded a $1,007 million tax benefit for the reversal of substantially all of the valuation allowance on its U.S. net deferred tax assets and a $189 million tax benefit for the reduction in unrecognized tax benefits as a result of IRS and state audit settlements.

(ii)                                  Depreciation and amortization includes amounts recorded within Cost of sales in the Consolidated Statements of Operations and Comprehensive Income.

(iii)                               Represents the costs incurred for strategic alignment of our workforce and branch closures or consolidations. These costs include occupancy costs, severance, relocation costs, and other costs incurred to exit a location.

(iv)                              Represents the loss on extinguishment of debt including the premium paid to repurchase or call the debt as well as the write-off of unamortized deferred financing costs, original issue discount, and other assets or liabilities associated with such debt. Also includes the costs of debt modifications.

(v)                                 Represents the costs expensed in connection with secondary offerings of the company’s common stock by certain of the company’s shareholders.

Adjusted Net Income

The following tables present a reconciliation of Net income (loss) and Income (loss) from continuing operations, the most directly comparable financial measures under GAAP, revised to reflect the Waterworks operations as discontinued operations for all periods presented, to Adjusted Net Income for the first quarter of fiscal 2017 and quarterly results for fiscal 2016 and fiscal 2015 (amounts in millions):

Q1-2017
Net income	$85
Less income from discontinued operations, net of tax	27
Income from continuing operations	58
Provision for income taxes (i)	19
Cash paid for income taxes	(3)
Amortization of acquisition-related intangible assets (other than software)	3
Restructuring charges (ii)	—
Loss on extinguishment of debt (iii)	3
Costs related to public offerings (iv)	—
Adjusted Net income	$80

	Q1-16	Q2-16	Q3-16	Q4-16	Fiscal 2016
Net income (loss)	$(14)	$98	$60	$52	$196
Less income from discontinued operations, net of tax	27	37	40	26	130
Income (loss) from continuing operations	(41)	61	20	26	66
Provision (benefit) for income taxes (i)	(26)	41	15	21	51
Cash paid for income taxes	(1)	(5)	(6)	(1)	(13)
Amortization of acquisition-related intangible assets (other than software)	3	3	3	3	12
Restructuring charges (ii)	7	4	3	(7)	7
Loss on extinguishment & modification of debt (iii)	115	—	59	5	179
Costs related to public offerings (iv)	—	—	—	—	—
Adjusted Net income	$57	$104	$94	$47	$302

	Q1-15	Q2-15	Q3-15	Q4-15	Fiscal 2015
Net income	$242	$109	$250	$871	$1,472
Less income (loss) from discontinued operations, net of tax	46	63	296	(133)	272
Income (loss) from continuing operations	196	46	(46)	1,004	1,200
Provision (benefit) for income taxes (i)	(188)	8	7	(997)	(1,170)
Cash paid for income taxes	(3)	(6)	(5)	(2)	(16)
Amortization of acquisition-related intangible assets (other than software)	3	3	3	3	12
Restructuring charges (ii)	—	—	3	5	8
Loss on extinguishment & modification of debt (iii)	—	—	100	—	100
Costs related to public offerings (iv)	—	1	—	—	1
Adjusted Net income	$8	$52	$62	$13	$135

(i)                                     During fiscal 2015, the company recorded a $1,007 million tax benefit for the reversal of substantially all of the valuation allowance on its U.S. net deferred tax assets and a $189 million tax benefit for the reduction in unrecognized tax benefits as a result of IRS and state audit settlements.

(ii)                                  Represents the costs incurred for strategic alignment of our workforce and branch closures or consolidations. These costs include occupancy costs, severance, relocation costs, and other costs incurred to exit a location.

(iii)                               Represents the loss on extinguishment of debt including the premium paid to repurchase or call the debt as well as the write-off of unamortized deferred financing costs, original issue discount, and other assets or liabilities associated with such debt. Also includes the costs of debt modifications.

(iv)                              Represents the costs expensed in connection with secondary offerings of the company’s common stock by certain of the company’s shareholders.